FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

October 5, 2005

Enercorp, Inc.

 (Exact Name of Registrant as specified in its charter)

COLORADO                               0-9083                                  84-0768802

(State or other jurisdiction                  (Commission file number)               (I.R.S. Employer

of incorporation, or organization))                                                  or Identification Number)

37735 Enterprise Court, Suite 600-B

Farmington Hills, MI 48331

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (248) 994-0099

Former name or former address, if changed from last report

32751 Middlebelt Rd, Ste B

Farmington Hills, MI 48334

Item 4.02(a) Non-Reliance on Previously issued Financial Statements or completed Interim Review.

As part of its June 30, 2005 year-end closing process, Enercorp identified errors that resulted in a restatement of prior period financial statements. Restated financial statements for the quarters ended December 31, 2004 and March 31, 2005 have been included in the amended reports in the form 10Q/A for both these periods.

Management concluded that the realized loss from the sale of some portfolio investments in December 2004 was understated by $380,194. This loss was mistakenly classified as unrealized loss in the equity section of statement of assets and liabilities. The amended reports reflect a realized loss on the sale of investments of $380,194, reported in the income statement for three and six month period ended December 31, 2004 and nine month period ended March 31, 2005. As a consequence of this correction, the amended reports reflect a decrease of $380,194 in the unrealized loss on the investments in the equity section of statement of assets and liabilities as of December 31, 2004 and March 31, 2005.

The annual report in the form 10K for the fiscal year ending June 30, 2005 filed on September 28, 2005, also reflects such amendments.

Date: October 5, 2005

ENERCORP, INC

By: /s/Majlinda Xhuti

          Majlinda Xhuti

          Chief Financial Officer